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                                                                 EXHIBIT 4(a)(8)

                  SEVENTH AMENDMENT TO NOTE PURCHASE AGREEMENT
                                       RE:
                          CREDIT ACCEPTANCE CORPORATION
                           SECOND AMENDED AND RESTATED
                    10.37% SENIOR NOTES DUE NOVEMBER 1, 2001


                                                Dated as of April 27, 2000
                                                Effective as of December 1, 1999

To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

     Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1. INTRODUCTORY MATTERS.

     1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding its Second Amended and Restated 10.37% Senior Notes due July 1, 2001 (collectively, the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of October 1, 1994 (collectively, as amended by the First Amendment to Note Purchase Agreement, dated as of November 15, 1995, the Second Amendment to Note Purchase Agreement, dated as of August 29, 1996, the Third Amendment to Note Purchase Agreement, dated as of December 12, 1997, the Fourth Amendment to Note Purchase Agreement, dated as of July 1, 1998, the Fifth Amendment to Note Purchase Agreement, dated as of April 13, 1999, and the Sixth Amendment, dated as of December 1, 1999, the "Agreement"), entered into by the Company with each of the original holders of the Notes listed on Annex 1 thereto, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as amended hereby.

     1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement as set forth in Section 2 hereof.

SECTION 2. AMENDMENT TO THE AGREEMENT.

     Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this Seventh Amendment to Note Purchase Agreement (this "Seventh Amendment") in the following respect:

     2.1 SECTION 6.1(B). Clause (i) of Section 6.1(b) is hereby amended in its entirety as follows:



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                                                                 EXHIBIT 4(a)(8)


               (i) two hundred percent (200%) of Consolidated Tangible Net Worth at such time, provided that for purposes of this test, Consolidated Senior Funded Debt shall be calculated by including all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP, or

     2.2 SECTION 6.1(C). Section 6.1(c) is hereby amended in its entirety as follows:

               (C) SUBORDINATED FUNDED DEBT. The Company will not at any time permit Consolidated Subordinated Funded Debt to exceed one hundred fifty percent (150%) of Consolidated Tangible Net Worth at such time, provided that for purposes of this test, Consolidated Subordinated Funded Debt shall be calculated by including all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP.

     2.3 SECTION 9.1. The definition of Consolidated Tangible Net Worth in
Section 9.1 is hereby amended and restated in its entirety as set forth below.

     CONSOLIDATED TANGIBLE NET WORTH -- means, at any time, the result of

          (a) the shareholders' equity of the Company and its Subsidiaries, minus

          (b)  the retained earnings of the Unrestricted Subsidiaries, minus

          (c)  all Intangible Assets of the Company and the Subsidiaries, minus

          (d) without duplication, any excess servicing asset resulting from the Transfer, pursuant to a Permitted Securitization, of Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles), in each case as would be reflected on a consolidated balance sheet of such Persons at such time. As used in this definition, "Consolidated Net Worth" means, at any time, the amount of "consolidated total assets" less the amount of "consolidated total liabilities", as each would be reflected on a consolidated balance sheet of the Company and its Subsidiaries at such time, prepared in accordance with GAAP.

SECTION 3. MISCELLANEOUS

     3.1 COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one Seventh Amendment.


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                                                                 EXHIBIT 4(a)(8)


     3.2 HEADINGS. The headings of the sections of this Seventh Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     3.3 GOVERNING LAW. This Seventh Amendment shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

     3.4 EFFECT OF AMENDMENT. Except as expressly provided herein (a) no other terms and provisions of the Agreement shall be modified or changed by this Seventh Amendment and (b) the terms and provisions of the Agreement, as amended by this Seventh Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Agreement, as modified by this Seventh Amendment, and the Notes.

     3.5 REFERENCES TO THE AGREEMENT. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Seventh Amendment may refer to the Agreement without making specific reference to this Seventh Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this Seventh Amendment unless the context shall otherwise require.

     3.6 COMPLIANCE. The Company certifies that immediately before and after giving effect to this Seventh Amendment, no Default or Event of Default exists or would exist after giving effect hereto; provided that the Company is not in compliance with the covenant contained in Section 6.3 before giving effect to this Seventh Amendment.

     3.7 EFFECTIVENESS OF AMENDMENTS. The amendments to the Agreement contemplated by Section 2 hereof shall (in accordance with Section 10.5(a) of the Agreement) become effective (retroactive to December 1, 1999), if at all, at such time as the Company and the Required Holders of the Notes shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Seventh Amendment. It is understood that any holder of Notes may withhold its consent for any reason, including, without limitation, any failure of the Company to satisfy all of the following conditions:

          (a) This Seventh Amendment shall have been executed and delivered by the Company and each of the Required Holders of the Notes.

          (b) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 9.49% Senior Notes due July 1, 2001 issued under Note Purchase Agreements dated as of August 1, 1996, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in
     Section 2 hereof.


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                                                                 EXHIBIT 4(a)(8)


          (c) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 9.27% Senior Notes due October 1, 2001 issued under Note Purchase Agreements dated as of March 25, 1997, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in Section 2 hereof.

          (d) The Company shall have paid the statement for reasonable fees and disbursements of Bingham Dana LLP, your special counsel, presented to the Company on or prior to the effective date of this Seventh Amendment.

     3.8 AMENDMENT TO CREDIT AGREEMENT. The Company represents that the Second Amendment to the Credit Agreement, as in effect on the date of the effectiveness of this Seventh Amendment, is in the form attached as Attachment 1 hereto.

     3.9 FULL DISCLOSURE. The Company warrants and represents to you that, as of the effective date hereof, none of the written statements, documents or other written materials furnished by, or on behalf of, the Company to you in connection with the negotiation, execution and delivery of this Seventh Amendment contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact of which any of the Company's executive officers has actual knowledge which the Company has not disclosed to you which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Agreement (after giving effect to this Seventh Amendment) and the Notes.

      [Remainder of page intentionally blank. Next page is signature page.]









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                                                                 EXHIBIT 4(a)(8)


     If this Seventh Amendment is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this Seventh Amendment shall become binding between us in accordance with its terms.

                                             Very truly yours,

                                             CREDIT ACCEPTANCE CORPORATION

                                             By       /S/BRETT A. ROBERTS
                                               ---------------------------------
                                             Name:    Brett A. Roberts
                                             Title:   Co-President






























  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
   10.37% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]


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                                                                 EXHIBIT 4(a)(8)



ACCEPTED:                   ALLSTATE LIFE INSURANCE CO.

                            By       /S/RONALD A. MENDEL
                              --------------------------------------------------
                                     Name:      Ronald A. Mendel
                                     Title:     Authorized Signatory

                            By       /S/PATRICIA W. WILSON
                              --------------------------------------------------
                                     Name:      Patricia W. Wilson
                                     Title:     Authorized Signatory

                            WILLIAM BLAIR & COMPANY, LLC

                            By       William Blair & Company, LLC, Attorney-
                                     in-Fact

                            By       /S/JAMES D. MCKINNEY
                              --------------------------------------------------
                                     Name:      James D. McKinney
                                     Title:     Principal and Manager
                                                Fixed Income Department

                           CONNECTICUT GENERAL LIFE
                           INSURANCE COMPANY
                           BY CIGNA INVESTMENTS, INC. (authorized agent)

                           By       /S/JAMES R. KUZEMCHAK
                             ---------------------------------------------------
                                   Name:      James R. Kuzemchak
                                   Title:     Managing Director

                           CONNECTICUT GENERAL LIFE
                           INSURANCE COMPANY,
                           ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                           BY CIGNA INVESTMENTS, INC. (authorized agent)

                           By      /S/JAMES R. KUZEMCHAK
                             ---------------------------------------------------
                                   Name:      James R. Kuzemchak
                                   Title:     Managing Director




  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
   10.37% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]


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                                                                 EXHIBIT 4(a)(8)



ACCEPTED:                  ACE PROPERTY AND CASUALTY
                           INSURANCE COMPANY (F.K.A. CIGNA
                           PROPERTY AND CASUALTY INSURANCE COMPANY)
                           BY CIGNA INVESTMENTS, INC. (authorized agent)

                           By      /S/JAMES R. KUZEMCHAK
                             ---------------------------------------------------
                                   Name:      James R. Kuzemchak
                                   Title:     Managing Director

                           PHOENIX HOME LIFE MUTUAL
                           INSURANCE COMPANY
                           BY: PHOENIX INVESTMENT COUNSEL, INC.

                           By       /S/ROSEMARY T. STREKEL
                             ---------------------------------------------------
                                    Name:      Rosemary T. Strekel
                                    Title:     Senior Managing Director























  [Signature Page to Seventh Amendment to Note Purchase Agreement in respect of
   10.37% Senior Notes Due November 1, 2001 of Credit Acceptance Corporation]



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                                                                 EXHIBIT 4(a)(8)




                                     ANNEX I
                 SECOND AMENDED AND RESTATED 10.37% SENIOR NOTES
                              DUE NOVEMBER 1, 2001

Allstate Life Insurance Company
Connecticut General Life Insurance Company
Ace Property and Casualty Insurance Company (f.k.a CIGNA Property and Casualty
     Insurance Company)
Phoenix Home Life Mutual Insurance Company
William Blair & Company, LLC






















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